Exhibit 5.2

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

August 3, 2018

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

712 Fifth Avenue, 18th Floor

New York, New York 10019

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Griffon Corporation, a Delaware corporation (the “Company”), CornellCookson, LLC, a Delaware limited liability company (“CornellCookson”), Cornell Real Estate Holdings, LLC, an Arizona limited liability company (“Cornell Real Estate Holdings”), The Ames Companies, Inc., a Delaware corporation (“Ames”), ATT Southern, Inc., a Delaware corporation (“ATT”), Clopay Ames True Temper Holding Corp., a Delaware corporation (“Holding”), Clopay Building Products Company, Inc., a Delaware corporation (“Clopay Building”), Telephonics Corporation, a Delaware corporation (“Telephonics”), and ClosetMaid LLC, a Delaware limited liability company (“ClosetMaid” and, together with CornellCookson, Cornell Real Estate Holdings, Ames, ATT, Holding, Clopay Building, Telephonics and ClosetMaid, the “Guarantors”), in connection with the preparation and filing of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”), dated as of the date hereof, to the Registration Statement on Form S-3 filed on May 7, 2018 (File No. 333-224727) (the “Registration Statement”, as amended by the Post-Effective Amendment, the “Amended Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Post-Effective Amendment has been filed for the purpose of, among others, (i) adding CornellCookson and Cornell Real Estate Holdings (the “New Guarantors”) as co-registrants under the Amended Registration Statement and (ii) registering the guarantees (the “New Guarantees”) by the New Guarantors of the Company’s Debt Securities (defined below) that may be issued from time to time by the Company.

Griffon Corporation
The Ames Companies, Inc.
ATT Southern, Inc.
Clopay Ames True Temper Holding Corp.
Clopay Building Products Company, Inc.
Telephonics Corporation
ClosetMaid LLC
CornellCookson, LLC
Cornell Real Estate Holdings, LLC
August 3, 2018
Page 2

The Amended Registration Statement relates to possible offerings by the Company from time to time of the following securities of the Company or the Guarantors, as the case may be: (1) shares of common stock, par value $0.25 per share, of the Company (“Common Stock”), (2)  shares of preferred stock, par value $0.25 per share, of the Company (“Preferred Stock”), which, along with Common Stock, may be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), (3) debt securities of the Company (which may be issued in one or more series) (“Debt Securities”) to be issued pursuant to an indenture (as may be amended or supplemented from time to time, an “Indenture”) between the Company and a trustee (the “Trustee”), (4) guarantees of Debt Securities by the Guarantors (“Guarantees”), (5) warrants of the Company to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Units (as defined below) (collectively, “Warrants”), (5) rights to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Units (collectively, “Rights”) and (6) units consisting of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants or Rights (collectively, “Units”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

The Amended Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Amended Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the Guarantees.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)	the Amended Registration Statement;

(ii)	the Restated Certificate of Incorporation of the Company, dated October 1, 1986, as amended through the date hereof (the “Restated Certificate of Incorporation”), filed as Exhibit 3.1 to the Amended Registration Statement;

Griffon Corporation
The Ames Companies, Inc.
ATT Southern, Inc.
Clopay Ames True Temper Holding Corp.
Clopay Building Products Company, Inc.
Telephonics Corporation
ClosetMaid LLC
CornellCookson, LLC
Cornell Real Estate Holdings, LLC
August 3, 2018
Page 3

(iii)	the Amended and Restated By-laws of the Company, effective as of May 7, 2013 (the “Bylaws”), filed as Exhibit 3.2 to the Amended Registration Statement

(iv)	the Certificate of Formation of CornellCookson, dated June 1, 2018, filed as Exhibit 3.15 to the Amended Registration Statement;

(v)	the Amended and Restated Limited Liability Company Agreement of CornellCookson, effective as of June 1, 2018, filed as Exhibit 3.16 to the Amended Registration Statement;

(vi)	the Articles of Organization of Cornell Real Estate Holdings, as amended, filed as Exhibit 3.17 to the Amended Registration Statement;

(vii)	the Second Amended and Restated Operating Agreement of Cornell Real Estate Holdings, effective as of July 30, 2018, filed as Exhibit 3.18 to the Amended Registration Statement; and

(viii)	resolutions of the board of directors of the Company (the “Board of Directors”) and of the member-manager of CornellCookson and Cornell Real Estate Holdings, LLC relating to, among other things, the authorization and approval of the preparation and filing of the Amended Registration Statement.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company, CornellCookson and the other Guarantors.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to such documents (other than the Company and the Guarantors).

Griffon Corporation
The Ames Companies, Inc.
ATT Southern, Inc.
Clopay Ames True Temper Holding Corp.
Clopay Building Products Company, Inc.
Telephonics Corporation
ClosetMaid LLC
CornellCookson, LLC
Cornell Real Estate Holdings, LLC
August 3, 2018
Page 4

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.	The Guarantee of CornellCookson, when (a) the Debt Securities have been duly executed, authenticated, issued and delivered by or on behalf of the Company against receipt by the Company of lawful consideration therefor as contemplated by the Amended Registration Statement and applicable Prospectus Supplement and (b) duly authorized by all necessary limited liability company action of CornellCookson and duly executed by CornellCookson in accordance with the provisions of such Guarantee, will be the legally valid and binding obligation of CornellCookson enforceable against CornellCookson in accordance with its terms.

2.	The Guarantee of Cornell Real Estate Holdings, when (a) the Debt Securities have been duly executed, authenticated, issued and delivered by or on behalf of the Company against receipt by the Company of lawful consideration therefor as contemplated by the Amended Registration Statement and applicable Prospectus Supplement, and (b) duly authorized by Cornell Real Estate Holdings by all necessary limited liability company action and duly executed by Cornell Real Estate Holdings in accordance with the provisions of such Guarantee, will be the legally valid and binding obligation of Cornell Real Estate Holdings enforceable against Cornell Real Estate Holdings in accordance with its terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Amended Registration Statement and appropriate Prospectus Supplement:

(i)	the Guarantee of Cornell Real Estate Holdings will be duly authorized by all necessary limited liability company action of Cornell Real Estate Holdings and duly executed by Cornell Real Estate Holdings in accordance with the provisions of such Guarantee and will be the legally valid and binding obligation of Cornell Real Estate Holdings.

(ii)	the Board of Directors (and the board of directors, member or manager, as applicable, of the Guarantors, in the case of the Guarantees), including any appropriate committee appointed thereby and/or appropriate officers of the Company (and of each of the Guarantors, in the case of the Guarantees) shall have duly (x) established the terms of the Debt Securities and the Guarantees and (y) authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Debt Securities, Guarantees and related matters;

Griffon Corporation
The Ames Companies, Inc.
ATT Southern, Inc.
Clopay Ames True Temper Holding Corp.
Clopay Building Products Company, Inc.
Telephonics Corporation
ClosetMaid LLC
CornellCookson, LLC
Cornell Real Estate Holdings, LLC
August 3, 2018
Page 5

(iii)	the resolutions establishing the definitive terms and authorizing the Company (or each of the Guarantors, in the case of the Guarantees) to register, offer, sell and issue the Debt Securities and the Guarantees shall remain in effect and unchanged at all times during which the Debt Securities and the Guarantees are offered, sold or issued by the Company (or each of the Guarantors, in the case of the Guarantees);

(iv)	the definitive terms of each class and series of Debt Securities and the Guarantees not presently provided for in the Amended Registration Statement or the certificate of incorporation of the Company (and each of the Guarantors, in the case of the Guarantees), and the terms of the issuance and sale of the Debt Securities and the Guarantees (x) shall have been duly established in accordance with all applicable law and the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement of the Company (and each of the Guarantors, in the case of the Guarantees) as then in effect (collectively, the “Charter”), any Indenture, guarantee, underwriting agreement, warrant agreement, deposit agreement, subscription agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board of Directors (or the board of directors, member or manager, as applicable, of each of the Guarantors, in the case of the Guarantees), and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter or the Documents (subject to the further assumption that such Charter and Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement or instrument binding upon the Company (or each of the Guarantors, in the case of the Guarantees) and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company (or each of the Guarantors, in the case of the Guarantees);

(v)	upon issuance of any shares of Preferred Stock or Common Stock or any Depositary Shares, including upon exercise, conversion or exchange of Debt Securities, the total number of shares of Preferred Stock and Common Stock issued and outstanding shall not exceed the total number of shares of Preferred Stock and Common Stock that the Company is then authorized to issue under the Restated Certificate of Incorporation;

(vi)	the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law;

Griffon Corporation
The Ames Companies, Inc.
ATT Southern, Inc.
Clopay Ames True Temper Holding Corp.
Clopay Building Products Company, Inc.
Telephonics Corporation
ClosetMaid LLC
CornellCookson, LLC
Cornell Real Estate Holdings, LLC
August 3, 2018
Page 6

(vii)	the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly executed and delivered by the Company and any other appropriate party;

(viii)	each Indenture, warrant agreement, deposit agreement, subscription agreement, unit agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company and each of the Guarantors);

(ix)	the Amended Registration Statement, as amended (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded;

(x)	an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby;

(xi)	the Debt Securities and the Guarantees shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Amended Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(xii)	if the Debt Securities and the Guarantees will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Debt Securities and the Guarantees shall have been duly authorized, executed and delivered by the Company and the other parties thereto;

(xiii)	the Indenture, if applicable, shall have been duly qualified under the Trust Indenture Act of 1939, as amended; and

(xiv)	in the case of an agreement or instrument pursuant to which any Debt Securities and the Guarantees are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Griffon Corporation
The Ames Companies, Inc.
ATT Southern, Inc.
Clopay Ames True Temper Holding Corp.
Clopay Building Products Company, Inc.
Telephonics Corporation
ClosetMaid LLC
CornellCookson, LLC
Cornell Real Estate Holdings, LLC
August 3, 2018
Page 7

The opinions set forth herein as to enforceability of obligations of the Company or any Guarantor are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We are members of the bar of the State of New York, and the foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the laws of any jurisdictions other than those of the United States of America, the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act. For purposes of rendering the opinion set forth in paragraph 2 above with respect to due authorization and execution of the Guarantee by Cornell Real Estate Holdings, we have relied upon a legal opinion provided by Jennings, Strouss & Salmon, P.L.C., special Arizona counsel to the Company, which such opinion is attached to the Amended Registration Statement as Exhibit 5.3.

This opinion letter has been prepared for your use solely in connection with the Amended Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Amended Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Amended Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Amended Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Griffon Corporation
The Ames Companies, Inc.
ATT Southern, Inc.
Clopay Ames True Temper Holding Corp.
Clopay Building Products Company, Inc.
Telephonics Corporation
ClosetMaid LLC
CornellCookson, LLC
Cornell Real Estate Holdings, LLC
August 3, 2018
Page 8

Very truly yours,

/s/ Dechert LLP

Dechert LLP